                                                                   Exhibit 10.15

                          PROPERTY MANAGEMENT AGREEMENT
                                       FOR
                          OAKS AT TIMUQUANA APARTMENTS
                              JACKSONVILLE, FLORIDA

                                        i
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                                TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
ARTICLE 1. RETENTION OF MANAGER; GENERAL DEFINITIONS                            7
        1.1 Retention of Manager                                                7
        1.2 General Definitions                                                 7

ARTICLE 2. MANAGER'S RESPONSIBILITIES                                           9
        2.1 General Responsibilities                                            9
        2.2 Manager's Personnel; Independent Contractor.                        9
        2.3 Executive Personnel; Building Manager                              10
        2.4 Schedule of Employees                                              10
        2.5 Compliance with Laws, Licenses, Mortgages, Etc.                    11
        2.6 Security                                                           12
        2.7 Energy Management                                                  12
        2.8 Annual Business Plan.                                              12
        2.9 Service Contracts.                                                 13
        2.10 Collection of Rents and Other Income                              13
        2.11 Competitive Bidding                                               13
        2.12 Repairs                                                           14
        2.13 Leases.                                                           14
        2.14 Notices to Owner                                                  15

ARTICLE 3. INSURANCE AND CLAIMS                                                16
        3.1 Owner's Insurance and Rights                                       16
        3.2 Manager's Insurance                                                16
        3.3 Indemnification.                                                   17
        3.4 Contractors' and Subcontractors' Insurance                         18
        3.5 Waiver of Subrogation                                              19
        3.6 Service Contracts                                                  19
        3.7 Claims                                                             19

ARTICLE 4. FINANCIAL REPORTING AND RECORD KEEPING                              19
        4.1 Financial Controls                                                 19
        4.2 Financial Reports:  General Requirements                           19
        4.3 Monthly Statements                                                 20
        4.4 Supporting Documentation                                           20
        4.5 Annual Financial Reports                                           21
        4.6 Transfer of Funds                                                  21
        4.7 Owner's Property                                                   21
        4.8 Books and Records                                                  21

                                       ii
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
ARTICLE 5. OWNER'S RIGHT TO AUDIT                                              22
        5.1 Right to Audit                                                     22

ARTICLE 6. BANK ACCOUNTS                                                       22
        6.1 Operating Account                                                  22
        6.2 Security Deposit Account                                           23
        6.3 Change of Banks                                                    23
        6.4 Access to Account                                                  23

ARTICLE 7. PAYMENT OF EXPENSES                                                 23
        7.1 Costs Eligible for Payment from Operating Account                  23
        7.2 Non-Reimbursable Costs                                             24

ARTICLE 8. INSUFFICIENT GROSS INCOME                                           25
        8.1 Priorities                                                         25
        8.2 Statement of Unpaid Items                                          26
        8.3 Segregation of Accounts                                            26
        8.4 Cash Flow Forecasting                                              26
        8.5 Manager Not Obligated to Fund                                      26

ARTICLE 9. SALE OR FINANCING OF PROPERTY                                       27
        9.1 Cooperation with Broker                                            27
        9.2 No Sales/Brokerage Commissions                                     27

ARTICLE 10. COOPERATION                                                        27
        10.1 Cooperation                                                       27

ARTICLE 11. COMPENSATION                                                       27
        11.1 Compensation                                                      27

ARTICLE 12. TERMINATION                                                        29
        12.1 Termination                                                       29
        12.2 Termination Without Notice.                                       29
        12.3 Final Accounting                                                  30
        12.4 Obligation to Vacate:  Orderly Transition                         30

ARTICLE 13. SUBSIDIARIES AND AFFILIATES                                        30
        13.1 Subsidiaries and Affiliates                                       30

ARTICLE 14. NOTICES                                                            31
        14.1 Notices.                                                          31

ARTICLE 15. CERTAIN REPRESENTATIONS AND COVENANTS                              31
        15.1 Manager Representations                                           31
        15.2 Non-Competition                                                   32

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
ARTICLE 16. MISCELLANEOUS                                                      32
        16.1 Word Meanings                                                     32
        16.2 Assignment                                                        32
        16.3 Binding Provisions                                                32
        16.4 Applicable Law                                                    32
        16.5 Separability of Provisions                                        32
        16.6 Section Titles                                                    33
        16.7 Further Assurances                                                33
        16.8 Entire Agreement                                                  33
        16.9 Waiver                                                            33
        16.10 Agreement in Counterparts                                        33
        16.11 Attorneys' Fees                                                  33
        16.12 Time Periods                                                     34
        16.13 Modification of Agreement                                        34
        16.14 Time of the Essence                                              34
        16.15 Construction of Agreement                                        34
        16.16 Consent and Approvals                                            34
        16.17 Use of Owner's Name Prohibited                                   34
        16.18 Exculpation                                                      34
        16.19 Confidentiality                                                  34
        16.20 No Joint Venture                                                 34

Exhibits

        A     Reporting Package (Section  1.2)
        B     Executive Personnel and Building Manager (Section  2.3)
        C     Reimbursable Employee Expense Schedule (Section  2.4)
        D     Annual Business Plan (Section  2.8)
        E     List of Service Contracts (Section  2.9)
        F     Affiliates of Manager (Section  13.1)
        G     Competing Property In Which Manager has an Interest (Sections 4.4,
              15.1, 15.2, Part III, PARA5)
        G-1   Manager's Other Properties (Section  15.1)
        H     Monthly Statements (Section  4.3)

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                          PROPERTY MANAGEMENT AGREEMENT

     This Property Management Agreement is made and entered into as of this 21st day of May, 2003, by and between BC-BAINBRIDGE TIMUQUANA LLC, a Delaware limited liability company (the "OWNER") and BAINBRIDGE MANAGEMENT JACKSONVILLE LLC, a Florida limited liability company (the "MANAGER").

                                   BACKGROUND

     A.      Owner owns the Property (defined below).

     B. Manager is skilled and experienced in the management, operation, leasing and supervision in properties similar to the Property in the geographic area where the Property is located.

     C. Owner desires to engage Manager as an independent contractor on the terms and conditions set forth below and Manager desires to accept such engagement.

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Owner and Manager agree as follows:

           THE BALANCE OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.

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                               PART I - BASIC DATA

     The following defined terms shall have the meaning set forth below:

     "COMMENCEMENT DATE" - May 21, 2003.

     "MANAGEMENT FEE PERCENTAGE" - 3.5%

     "MANAGER'S NOTICE ADDRESS" -

          Bainbridge Management Jacksonville LLC
          c/o The Bainbridge Companies
          12765 West Forest Hill Boulevard, Suite 1307
          Wellington, FL  33414
          Attn: Mr. Richard A. Schechter

     "OWNER'S NOTICE ADDRESS"

          BC-Bainbridge Timuquana LLC
          c/o The Bainbridge Companies
          12765 West Forest Hill Boulevard, Suite 1307
          Wellington, FL  33414
          Attn: Mr. Richard A. Schechter

          with copies to:

          BC-Bainbridge LLC
          c/o Boston Capital  Corporation
          One Boston Place - Suite 2100
          Boston, Massachusetts  02108
          Attn:  Mark W. Dunne

          and

          Goodwin Procter LLP
          Exchange Place
          Boston, Massachusetts  02109-2881
          Attn:  Andrew C. Sucoff, P.C.

     "PROPERTY" - that certain property consisting of the multi-family apartment complex known as Oaks at Timuquana Apartments located in the City of Jacksonville, County of Duval, State of Florida, together with all personal property of Owner attached thereto, located thereon or used in connection therewith.

           THE BALANCE OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.

                                        6
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                            PART II - STANDARD TERMS

              ARTICLE 1. RETENTION OF MANAGER; GENERAL DEFINITIONS

     1.1 RETENTION OF MANAGER. Owner hereby retains Manager to perform the services described below in accordance with the terms and conditions of this Agreement, utilizing trained, experienced personnel and employing professional real estate management practices and techniques. Manager accepts the relationship of trust and confidence established between it and Owner by this Agreement and covenants to use its best skill and prudent business judgment in furthering the interests of Owner. Manager will act in a fiduciary capacity for the benefit of Owner with respect to the proper protection of and accounting for the Property. Manager's duties and responsibilities will commence on the Commencement Date and shall continue until the expiration or earlier termination of this Agreement in accordance with Article 12.

     1.2 GENERAL DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

     "AFFILIATE OF MANAGER" shall mean any person or entity which (i) is a director, officer, partner, member or trustee of Manager, or in which Manager or any Manager Owner is a director, officer, partner, member or trustee, (ii) has any direct or indirect legal or beneficial interest in Manager, or in which Manager or any Manager Owner has any direct or indirect legal or beneficial interest, or (iii) directly or indirectly controls, is controlled by or is under common control with Manager.

     "AGREEMENT" shall mean this Property Management Agreement, which consists of Part I and Part II and such other Parts as may be attached hereto and executed by Owner and Manager, including all Schedules and Exhibits hereto, all as amended from time to time in accordance with the terms hereof.

     "ANNUAL BUSINESS PLAN" shall mean the annual business plan to be prepared by Manager and approved by Owner in accordance with SECTION 2.9.

     "APPROVED ANNUAL BUSINESS PLAN" shall mean, at any time, the Annual Business Plan as then approved by Owner in accordance with SECTION 2.9.

     "BOOKS AND RECORDS" shall have the meaning set forth in SECTION 4.8.

     "BUILDING MANAGER" shall have the meaning set forth in SECTION 2.3.

     "BUSINESS DAY" shall mean every day that is not a Saturday, Sunday or day on which banks in Massachusetts or the state in which the Property is located are required by law or executive action to be closed for the transaction of normal banking business.

     "CHART OF ACCOUNTS" shall mean the form of chart of accounts approved by Owner, a copy of which is included in the Reporting Package, as the same may be modified or replaced as required by Owner from time to time.

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     "COMPETING PROPERTY" shall have the meaning set forth in SECTION 15.1.

     "CONSTRUCTION BUDGET" shall have the meaning set forth in SECTION
2.8(b)(v).

     "DAMAGES" shall mean all claims, actions, suits, proceedings, judgments, damages, fines, penalties, losses and expenses, including reasonable attorneys' fees, consultants' and expert witness fees and court costs, including any such costs incurred in any bankruptcy or other legal or administrative proceeding.

     "EXECUTIVE PERSONNEL" shall have the meaning set forth in SECTION 2.3.

     "FINAL ACCOUNTING" shall have the meaning set forth in SECTION 12.3.

     "GAAP" shall mean generally accepted accounting principles consistently applied.

     "INSURANCE REQUIREMENTS" shall mean all requirements of any insurance policy covering the Property or the use thereof, all requirements of the issuer of any such policy, and all requirements, orders, rules or regulations of the National Board of Fire Underwriters (or similar agencies) applicable to the Property.

     "INVESTOR" shall have the meaning set forth in that certain Limited Liability Company Agreement of Owner dated as of May 21, 2003.

     "LEGAL REQUIREMENTS" shall mean all federal, state and municipal laws, rules or regulations applicable to the Property or the operation, occupancy, leasing, maintenance and repair thereof.

     "LICENSES" shall mean all permits, certificates, licenses, approvals, consents and other entitlements required for the operation, occupancy, leasing, maintenance and repair of the Property.

     "MANAGER" shall have the meaning set forth in the introductory paragraph.

     "MANAGEMENT FEE" shall mean the product of (x) the Management Fee Percentage times (y) all Rents actually collected for each month during the term of this Agreement.

     "MANAGEMENT FEE PERCENTAGE" shall have the meaning set forth in Part I.

     "MANAGER OWNER" shall mean any person or entity that owns, directly or indirectly, 25% or more of the legal or beneficial ownership interests in Manager.

     "MONTHLY STATEMENT" shall have the meaning set forth in SECTION 4.3.

     "OPERATING ACCOUNT" shall have the meaning set forth in SECTION 6.1.

     "OPERATING BUDGET" shall have the meaning set forth in SECTION 2.9(b).

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     "OWNER" shall have the meaning set forth in the introductory paragraph.

     "OWNER RELATED ENTITIES" shall mean Owner, its direct and indirect legal and beneficial owners, and all officers, directors, trustees, employees, advisors and agents of Owner and all of Owner's direct and indirect legal and beneficial owners.

     "PROJECT" shall have the meaning set forth in SECTION 2.8(a).

     "REIMBURSABLE EMPLOYEE EXPENSE SCHEDULE" shall have the meaning set forth in SECTION 2.4.

     "RENTS" shall have the meaning set forth in SECTION 11.1.

     "REPORTING PACKAGE" shall mean the sample reports prepared by Manager and attached hereto as EXHIBIT A, as modified or supplemented as required by Owner from time to time in accordance with SECTION 4.2(e).

     "SERVICE CONTRACTS" shall have the meaning set forth in SECTION 2.10.

                      ARTICLE 2. MANAGER'S RESPONSIBILITIES

     2.1 GENERAL RESPONSIBILITIES. Subject to the provisions of this Agreement, Manager shall manage, operate and maintain the Property in a first-class manner and in accordance with the Approved Annual Business Plan. Manager shall perform its duties hereunder: (a) in accordance with the terms of this Agreement; (b) in compliance with all applicable laws, rules and regulations, including the Legal Requirements; and (c) in accordance with the standards and practices of prudent and qualified managers that manage properties similar to the Property on behalf of institutional owners or investors.

     2.2     MANAGER'S PERSONNEL; INDEPENDENT CONTRACTOR.

             (a) Manager shall have in its employ at all times a sufficient number of capable employees to enable it to properly, adequately, safely and economically manage, operate, maintain and account for the Property and otherwise perform its obligations hereunder in accordance with the terms of this Agreement and Approved Annual Business Plan. Owner acknowledges that Manager may employ personnel either directly or through its affiliate, Bainbridge Communities Management, Inc. ("Manager's Affiliate"), but Manager shall be directly responsible for all employees for all purposes of this Agreement.

             (b) All matters relating to the employment, supervision, compensation, promotion and discharge of such employees are the responsibility of Manager (with respect to which Manager shall exercise reasonable care); Manager (or Manager's Affiliate, as applicable) is in all respects the employer of such employees. Manager (or Manager's Affiliate, as applicable) shall negotiate with any union lawfully entitled to represent such employees and may execute in its own name, and not as agent for Owner, collective bargaining agreements or labor contracts resulting therefrom. Manager and represents that it and Manager's Affiliate are and will continue to be equal opportunity employers and that they will advertise as such. This Agreement is not one of agency by Manager for Owner, but one with Manager engaged independently in the business of managing properties as an independent contractor. All employment arrangements are therefore solely Manager's responsibility and Owner shall not have any liability with respect thereto. Except as set forth in SECTION 2.4 below, nothing contained herein shall be deemed to permit Manager to charge Owner, or to use the income of the Property to pay, for the services of Manager's employees.

             (c) Manager and Manager's Affiliate shall fully comply with all applicable laws, rules, regulations and orders relating to worker's compensation, social security, unemployment insurance, wages, hours, working conditions and other matters pertaining to their respective personnel. Manager shall indemnify, defend and hold harmless the Owner Related Entities from and against all Damages arising out of or relating to Manager's failure to comply with this SECTION 2.2. Manager's indemnification obligations under this SECTION 2.2(c) shall survive the termination or expiration of this Agreement.

             (d) Manager shall be solely responsible for its personnel in the event of the termination of this Agreement.

     2.3 EXECUTIVE PERSONNEL; BUILDING MANAGER. EXHIBIT B sets forth the name of: (a) the senior executive personnel of Manager and/or Manager's Affiliate who will be responsible for the performance of Manager's duties under this Agreement (the "EXECUTIVE PERSONNEL"); and (b) the on-site building manager employed by Manager or Manager's Affiliate (the "BUILDING MANAGER"). Any change in the Executive Personnel or Building Manager shall be subject to Owner's prior approval.

     2.4 SCHEDULE OF EMPLOYEES. Attached hereto as EXHIBIT C is a schedule (the "REIMBURSABLE EMPLOYEE EXPENSE SCHEDULE") that sets forth: (a) a list of Manager's or Manager's Affiliate's employees (including the Building Manager) who shall be employed on-site in the direct management and operation of the Property; (b) the respective titles and salary of each such employee; (c) the length of time that each such employee has been employed by Manager or Manager's Affiliate; (d) whether each such employee works full or part-time (and if they work part-time, the number of hours they work per week); (e) the cost of salary and wages that may be charged to the Property for each such employee; and (f) whether each such employee is bonded or covered under Manager's or Manager's Affiliate's comprehensive crime insurance policy. The Reimbursable Employee Expense Schedule shall also identify any employees of Manager or Manager's Affiliate who are not located at the Property but whose salaries may be charged to the Property pro rata based upon services actually rendered by such employees directly to the Property (in which event the Reimbursable Employee Expense Schedule shall set forth the salaries of such offsite employees and the maximum percentage thereof that may be charged to the Property). In no event shall Manager be entitled to charge to the Property any employee-related expenses: (i) that relate to general or supervising management personnel,

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accountants or auditors; (ii) for which a separate fee is charged by Manager pursuant to this Agreement or otherwise; or (iii) that are not specifically set forth on the approved Reimbursable Employee Expense Schedule. The expenses chargeable to the Property pursuant to the Reimbursable Employee Expense Schedule may be modified from time to time only as part of the Approved Annual Business Plan or as otherwise agreed upon by Owner and Manager in writing.

     2.5     COMPLIANCE WITH LAWS, LICENSES, MORTGAGES, ETC.

             (a) Manager will be responsible (at Owner's expense) for compliance with the Legal Requirements and Insurance Requirements. Manager, with the prior approval of Owner (and at Owner's expense), will promptly remedy any violation of any such requirements, provided that in the case of emergency, or imminent threat to the health, safety or welfare of tenants or any other person, or if so ordered by a governmental authority, Manager shall promptly remedy such violation, provided sufficient funds are available, and notify Owner as soon as practical, and in any event no later than the end of the next Business Day. Manager shall notify Owner and recommend any repairs or changes to the Property or operation thereof which will be required under proposed changes in laws, ordinances and regulations. Notwithstanding the foregoing, Manager shall obtain Owner's prior written approval before engaging any legal counsel or commencing or appearing in any legal proceeding on behalf of Owner.

             (b) Manager shall, at Owner's expense, obtain and maintain all Licenses. Manager shall provide Owner with copies of all completed initial or renewal License applications for Owner's prior approval and signature, if necessary, not less than thirty (30) days prior to the date such applications are due. All Licenses shall be obtained in Owner's name.

             (c) Except as otherwise specifically directed by Owner, Manager will be responsible (at Owner's expense) for compliance with all contracts and agreements relating to the Property, including any ground lease, space lease, covenant, condition and restriction, reciprocal easement agreement, and mortgage, deed of trust or other security instruments affecting the Property, provided that Manager has copies of such agreements.

             (d) Manager shall, at Manager's individual, non-reimbursable expense, maintain its legal existence and good standing and obtain and maintain in effect all licenses and permits necessary or desirable to carry out its duties hereunder.

             (e) Manager shall, at Owner's expense, make commercially reasonable efforts to ensure that all employees and/or contractors who perform work at or for the Property have all required Licenses and comply with all Legal Requirements.

             (f) The Manager shall, at Owner's expense, implement and maintain an ongoing environmental auditing program reasonably satisfactory to Owner and any lender to Owner pursuant to which it shall conduct periodic investigations regarding the compliance of activities at the Property with applicable environmental laws, and the

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     existence of and potential for contamination. The results of such environmental audit shall be provided to the Owner. Without limiting the foregoing, Manager shall be responsible for maintaining and ensuring compliance with all operations and maintenance manuals, programs and procedures with respect to all customary environmental issues, including but not limited to, mold, lead paint and asbestos, if any.

     2.6 SECURITY. Subject to the Approved Annual Business Plan, Manager shall, at Owner's expense, maintain or cause to be maintained a security program adequate for the needs of the Property. Manager shall promptly notify Owner of any incidents or conditions which reflect on or affect the adequacy of the security provisions for the Property, and shall make recommendations to Owner with respect to security matters.

     2.7 ENERGY MANAGEMENT. Subject to the Approved Annual Business Plan, Manager shall exercise best efforts to provide appropriate energy management and shall utilize utility conservation techniques.

     2.8     [Intentionally Omitted.]

     2.9     ANNUAL BUSINESS PLAN.

             (a) On or before November 15th of each year during the term of this Agreement, Manager shall prepare and submit to Owner for Owner's prior approval an annual business and leasing plan in accordance with the requirements of EXHIBIT D hereto (as such EXHIBIT D may be modified by Owner from time to time) (the "ANNUAL BUSINESS PLAN"). The Annual Business Plan shall be a comprehensive plan for the management, operation, leasing, repair, maintenance and promotion of the Property and for the other matters set forth on EXHIBIT D. Manager shall consult the Owner concerning the proposed Annual Business Plan and shall promptly incorporate therein such changes as Owner may direct. The Annual Business Plan, and all budgets contained therein, shall be in a form consistent with the Reporting Package.

             (b) Manager shall: (i) perform its duties hereunder in accordance with the Approved Annual Business Plan; and (ii) use all reasonable efforts to ensure that the actual costs of maintaining and operating the Property do not exceed the operating budget (the "OPERATING BUDGET") which is a part of the Approved Annual Business Plan either in total or in any one accounting category. All actual expenses must be charged to the proper account on a basis consistent with the Operating Budget classifications and Reporting Package. Except in case of emergencies which could reasonably pose a threat of injury to persons or property, in which event Manager shall inform Owner of such emergency within two (2) business days, no expense may be reclassified except as needed to correct an inadvertent error. Manager will secure Owner's prior approval for any expenditure that will result in a variance of the greater of $5,000 or 5% of the annual budgeted amount in any one accounting line item of the Operating Budget. In addition, Manager shall obtain Owner's prior approval for any expenditure in excess of $5,000, regardless of whether such expenditure is set forth in the Approved Annual Business Plan.

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             (c)    Owner shall have the right to require changes in the
     Approved Annual Business Plan from time to time; provided, however, that Owner shall provide Manager with at least fifteen (15) days' notice of such changes.

     2.10    SERVICE CONTRACTS.

             (a) To the extent permitted by the Approved Annual Business Plan (so that, among other things, the expense thereof does not exceed the corresponding amount set forth in the Operating Budget), and subject to
     SECTION 2.12, Manager (without the prior consent of Owner, provided that the form of the contract has been approved by Owner) shall negotiate and enter into bona fide contracts with parties that are not Affiliates of Manager for terms no longer than one (1) year for electricity, gas, fuel, water, telephone, window cleaning, ash or rubbish hauling, vermin extermination, janitorial services, landscape maintenance and such other maintenance services for the Property as Manager shall reasonably determine to be advisable ("SERVICE CONTRACTS"). All Service Contracts: (i) shall be in the name of Owner, (ii) shall be freely assignable, at Owner's option, to Owner's nominee and (iii) shall be terminable by Owner, at Owner's election, upon no more than thirty (30) days' notice without penalty or premium. Each Service Contract shall provide that the service provider thereunder must obtain the insurance described in SECTION 3.4 hereof and must provide satisfactory evidence of such insurance to Manager. Unless Owner specifically waives such requirement, all Service Contracts shall be subject to bid every three (3) years or more frequently if deemed necessary by Owner. Notwithstanding the foregoing, Manager shall not, without the prior written consent of Owner, enter into any Service Contract unless provided for in the Approved Annual Business Plan.

             (b) EXHIBIT E lists all Service Contracts in existence as of the date of this Agreement and, for each such contract, accurately sets forth the contract date, the name of the service provider, the nature of the service and the length and economic terms of the contract. Manager shall promptly update EXHIBIT E so that it at all times contains an accurate and complete description of Service Contracts affecting the Property.

     2.11 COLLECTION OF RENTS AND OTHER INCOME. Subject to SECTION 2.13(b), Manager will use diligent efforts to collect all rents and other charges which may become due at any time from any tenant or from others in connection with or for the use of the Property and will use its best efforts to ensure tenants' compliance with their respective leases. Manager will collect and identify any income from miscellaneous services provided to tenants or the public from parking income, furniture rental, cleaning services, tenant storage and coin-operated machines of all types. All rents and other monies collected will be deposited in the Operating Account. Manager will not write off any income items without Owner's prior approval.

     2.12 COMPETITIVE BIDDING. All contracts for repairs, capital improvements, goods and services will be awarded at no higher than prevailing market rates and, as to amounts exceeding $5,000, will (unless otherwise required or permitted by Owner) be awarded on the basis of competitive bidding conducted in a manner satisfactory to Owner and in accordance with the

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Approved Annual Business Plan.

     2.13 REPAIRS. Manager shall, at Owner's expense, make all ordinary and extraordinary repairs, decorations and alterations of the Property, subject to the limits of the Approved Annual Business Plan. Manager shall not make expenditures for capital improvements unless the same are specifically set forth in the Approved Annual Business Plan or are otherwise approved by Owner. Manager may not make expenditures for any repair which exceed $5,000 unless approved by Owner or specifically set forth in the Approved Annual Business Plan; provided, however, Manager may make expenditures for repairs without Owner's prior approval if it is necessary to prevent imminent damage to the Property or the health or safety of any person on or about the Property or if Owner is threatened with immediate criminal or civil liability. Owner must be informed of any such expenditures as quickly as possible, and in any event not later than the end of the next Business Day.

     2.14    LEASES.

             (a) Manager shall use all reasonable efforts to cause the Property to be fully leased to desirable tenants in accordance with the Approved Annual Business Plan and, in connection, therewith, shall:

                    (i) consult with Owner with respect to the rental rates and renewal rates of units at the Property in preparation of the Approved Annual Business Plan;

                    (ii) use all reasonable efforts to obtain and keep desirable tenants for the Property in accordance with the Approved Annual Business Plan;

                    (iii) assist and cooperate with any leasing agent engaged by Owner and with other licensed real estate brokers that may have clients interested in leasing units at the Property;

                    (iv) provide the full range of pro-active tenant services customarily provided to tenants of first class buildings similar to the Property, including: (1) regularly scheduled meetings with tenants using designated tenant representatives as deemed necessary; (2) prompt responses to all tenant complaints, inquiries and requests; (3) periodic inspections of the Property; and (4) maintenance of a tenant log that sets forth tenant complaints and concerns and tracks the manner in which such complaints and concerns are resolved;

                    (v) subject to SECTION 2.13(b) below, use all reasonable efforts to duly and punctually observe and perform on Owner's behalf and, subject to the Approved Annual Business Plan, at Owner's expense, all of Owner's obligations under all leases, and to preserve and keep unimpaired the rights of Owner and the obligations of tenants under such leases; and

                    (vi) subject to SECTION 2.13(b) below, promptly enforce the obligations of tenants under leases and the obligations of contractors, suppliers and similar third parties providing services or goods to the Property.

             (b) Without the consent of Owner, Manager: (i) shall not receive or collect any rents for more than one month in advance; (ii) shall not waive, excuse, condone, discount, set-off, compromise or in any manner release or discharge any tenant (or any guarantor under any guaranty of any lease) from its obligations under its lease (or such guaranty); (iii) shall not cancel, terminate or consent to the surrender of any lease; (iv) shall not commence any action, suit or proceedings for the collection of rent, for ejectment or for the dispossession of any tenant or exercise any right of recapture provided in any lease; (v) shall not modify or in any way alter the provisions of any lease; (vi) shall not relocate any tenant within the Property; (vii) shall not consent to any modification of the express purposes for which any tenant's premises have been leased; (viii) shall not consent to any subletting of any part of the Property, to any assignment of any lease by any tenant thereunder, or to any assignment or further subletting of any sublease; (ix) shall not permit any person to occupy space at the Property without a lease entered into in accordance with the terms of this Agreement; and (x) shall not retain any legal counsel or collection agency to act on behalf of Owner or Manager in connection with any lease of space at the Property. Notwithstanding the foregoing, if the Property consists of residential apartments, Manager may, without Owner's prior consent, enter into, modify, terminate and enforce residential leases, provided that all such actions shall be consistent with the Approved Annual Business Plan.

             (c) Unless otherwise approved by Owner, all leases shall be: (i) on a standard form of lease approved by Owner; (ii) prepared in accordance with leasing guidelines approved by Owner; and (iii) executed by Manager, as agent for Owner.

             (d)    Intentionally omitted.

     2.15 NOTICES TO OWNER. Manager shall promptly notify Owner in writing if Manager becomes aware of any of the following:

             (a)    (intentionally omitted);

             (b)    any default or alleged default by Owner under any lease;

             (c) any litigation or potential litigation affecting the Property or Owner, or any litigation affecting Manager that could reasonably be expected to have a material and adverse effect on Manager;

             (d) any casualty, loss, injury, claim or other event relating to the Property that might result in a claim under any applicable insurance policies;

             (e) any actual or threatened condemnation of the Property or any portion thereof;

             (f) any violation of any Legal Requirements or Insurance Requirements, or any violation of same which is alleged in writing or orally by the authority with jurisdiction thereover;

             (g)    any involuntary lien filed against the Property; and

             (h) any material increases or decreases in costs, expenses or income not reflected in the Approved Annual Business Plan.

     2.16 PROPERTY TAX APPEALS. At the direction of, with the prior approval of, and at the expense of the Owner, Manager shall engage a tax appeal professional to annually review the tax assessment for the Property in order to determine whether to appeal such assessment and request an abatement.

     2.17 NO OTHER FEES. Notwithstanding anything to the contrary contained in this Agreement, Manager shall not be entitled to any leasing commission, construction management fee or other form of compensation, other than the Management Fee, by reason of the leasing, supervisory or other services performed by Manager under this Agreement.

                         ARTICLE 3. INSURANCE AND CLAIMS

     3.1 OWNER'S INSURANCE AND RIGHTS. Manager, as an operating expense of the Property payable from the Operating Account, will obtain and keep in force adequate property and commercial liability insurance covering Owner as primary insured and, with respect to liability insurance, Manager as additional insured, and otherwise in accordance with any loan documents related to any financing to which Owner or the Property is subject. Manager shall provide Owner with copies of policies or certificates of insurance relating to the Property. Such insurance may be blanketed with other insurance carried by Manager or any Affiliate of Manager, in which case a pro rata share of the premiums will be chargeable to the Property as an operating expense. Manager or Manager's insurer will have the exclusive right (chargeable, at Owner's option, as an operating expense of the Property) to conduct the defense of any claim, demand or suit arising out of the ownership, operation or management of the Property. Nothing herein will be construed as indemnifying Manager or its employees, contractors or agents against any act or omission for which insurance protection is not available or is not required hereunder to be carried by Owner and procured by Manager; neither is the foregoing intended to affect the general requirement of this Agreement that the Property will be managed, operated and maintained in a safe condition and in a proper and careful manner. Owner will furnish whatever information is reasonably requested by Manager for the purpose of placement of insurance coverages and will aid and cooperate in every reasonable way with respect to such insurance and any claim or loss thereunder. Owner will cooperate with Manager and Manager's insurance carrier on loss control inspections, responding to recommendations and other safety issues.

     3.2 MANAGER'S INSURANCE. Manager will maintain (as an operating expense of the Property with respect to on-site employees only) Workers' Compensation and similar insurance as required by law. Manager may maintain, at Manager's expense, Commercial General Liability Insurance. Manager will maintain the following insurance at its own expense (not chargeable to the Property):

             (a) Employer's Liability - $500,000 each accident; $500,000 disease - policy limit; $500,000 disease - each employee.

             (b) Automobile Liability - As to any vehicle owned, non-owned or hired by Manager, $1,000,000 covering losses due to the insurer's liability for bodily injury or property damage.

             (c)    Medical Expenses - $5,000 per person per accident.

             (d)    Uninsured/Underinsured Motorists' Coverage for any owned car
     - $1,000,000.

             (e) Comprehensive crime (including Employee Dishonesty) insurance with limits and terms acceptable to Owner or a fidelity bond acceptable to Owner.

             (f)    Excess Liability Coverage - $5,000,000.

     The minimum A.M. Best's rating of each insurer is A-IX. Manager will furnish Owner with certificates of insurance simultaneously with the execution of this Agreement and whenever coverage is renewed or replaced, evidencing the aforesaid coverages, which will include provisions to the effect that Owner will be given at least 30 days' prior written notice of cancellation or non-renewal of or any material change in any of the aforesaid policies. Owner, and any lender of Owner, if applicable, will be named as an additional insured with respect to all insurance policies required under (b) and (d) above and as loss payee as respects (c) above. All liability policies shall contain endorsements that (i) delete any employee exclusion on personal injury coverage, (ii) include employees as additional insureds and (iii) contain cross-liability, waiver of subrogation and such other provisions as Owner may reasonably require. Such insurance shall also include broad form contractual liability insurance insuring all of Manager's indemnification obligations under this Agreement.

     3.3     INDEMNIFICATION.

             (a) Manager shall indemnify, hold harmless, protect and defend (with counsel approved by Owner) the Owner Related Entities from and against all Damages in any manner related to, arising out of or resulting from:

                    (i) any failure of Manager or Manager's agents, servants or employees to perform their obligations under this Agreement;

                    (ii) any acts of Manager or Manager's agents, servants or employees which such person does not reasonably believe is within the scope of its authority under this Agreement; or

                    (iii) any negligence, willful misconduct or other wrongful acts or omissions of Manager or Manager's agents, servants or employees.

     If the circumstances or events described in clauses (i) through (iii) are covered by Owner's commercial general liability insurance, then Manager's obligations under this SECTION 3.3 shall apply only to the extent Owner's Damages are not fully paid by Owner's commercial general liability insurance. Notwithstanding any other provisions of this Agreement to the contrary, Manager's obligations under this SECTION 3.3 shall survive the expiration, termination or cancellation of this Agreement.

             (b) Subject to SECTION 16.18, Owner shall protect, defend, indemnify and hold harmless Manager from and against any and all Damages arising out of the performance by Manager of its obligations and duties hereunder in accordance with the terms hereof with respect to the Property; provided, however, that Owner does not hereby agree, and shall not be obligated, to so indemnify Manager from any Damages arising out of any act or omission of Manager or any of its agents, officers, employees or representatives, which act or omission constitutes negligence, willful misconduct, is in breach of this Agreement or is outside the scope of Manager's authority as provided herein or any Damages for which Manager is covered by insurance, or for which Manager would be covered by insurance if it maintained the insurance required by this Agreement.

     3.4 CONTRACTORS' AND SUBCONTRACTORS' INSURANCE. Manager will require that all parties performing work on or with respect to the Property, including, contractors, subcontractors and service vendors, maintain insurance coverage at such parties' expense, in the following minimum amounts:

             (a)    Workers' Compensation - Statutory amount.

             (b) Employer's Liability - $500,000 each accident; $500,000 disease-policy limit; $500,000 disease - each employee.

             (c) Automobile Liability - $1,000,000 covering losses due to the insurer's liability for bodily injury or property damage.

             (d)    Medical Expenses - $5,000 per person per accident.

             (e)    Uninsured/Underinsured Motorists' Coverage- $1,000,000.

             (f) Commercial General Liability: Bodily injury and property damage - $1,000,000 combined single limit with Contractual Liability coverage.

             (g) Excess Liability Coverage - $5,000,000 or such greater amount as is needed for the specific job.

             (h)    Transit Coverage - As needed for the specific job.

     The minimum A.M. Best's rating of each insurer is A-IX. Manager must obtain

Owner's written permission to waive any of the above requirements. Higher amounts may be required by Owner if the work to be performed is deemed by Owner to be hazardous. Manager will obtain and keep on file a certificate of insurance which shows that each such party is so insured. Owner, and any lender of Owner, if applicable, will be named as an additional insured with respect to Contractors' and Subcontractors' Auto Liability, Commercial General Liability and Excess Liability policies. Manager must obtain indemnification and hold harmless provisions in favor of Owner and Manager.

     3.5 WAIVER OF SUBROGATION. Insofar as, and to the extent that, the following provision may be effective without invalidating or making it impossible to obtain insurance, Manager and Owner agree that with respect to any hazard, liability, casualty or other loss or claim which is covered by insurance then being carried by either Owner or Manager: (a) the party carrying such insurance and suffering such loss releases the other party of and from any and all claims with respect to such loss to the extent of the insurance proceeds paid with respect thereto and specifically excepting from such release any deductible required to be paid therewith; and (b) their respective insurance companies shall have no right of subrogation against the other or their respective agents, contractors, employees, licensees or invitees on account thereof.

     3.6 SERVICE CONTRACTS. Manager shall use all reasonable efforts to include in all Service Contracts provisions requiring the service provider to indemnify, defend (with counsel approved by Owner), protect and hold harmless the Owner Related Entities from all Damages in any manner arising from or related to the acts or omissions of such service provider or its employees, agents or contractors.

     3.7 CLAIMS. Manager shall promptly investigate and make a full and timely report to Owner of any casualty, accident, injury or other similar matter affecting the Property. Manager shall also file such reports in a timely manner to the applicable insurance carriers in accordance with the terms and conditions of the relevant policies. Manager shall cooperate with and assist Owner and the applicable insurance carrier in connection with the investigation and processing of insurance claims affecting the Property.

                ARTICLE 4. FINANCIAL REPORTING AND RECORD KEEPING

     4.1 FINANCIAL CONTROLS. Manager will ensure such control over accounting and financial transactions as is reasonably required to protect Owner's assets from theft, negligence or fraudulent activity on the part of Manager's employees or other agents. Uninsured losses arising from theft, negligence or fraud of Manager, its employees or agents are to be borne by Manager in its individual capacity and not as an operating expense of the Property.

     4.2 FINANCIAL REPORTS: GENERAL REQUIREMENTS. All financial reports provided by Manager shall be subject to the following requirements:

             (a) All such reports shall comply with the terms of this Agreement, the Reporting Package and the Approved Annual Business Plan and shall be in such medium (e.g., computer disks or hard copy) as Owner may require;

             (b) Manager will maintain, on a system and in a manner approved by Owner, current data on rent rolls and financial and operating information in order to enable Owner to maintain its financial systems and database;

             (c) Unless Owner otherwise agrees, all reports shall be prepared in accordance with GAAP;

             (d) All such reports shall be certified by Manager's chief financial officer or controller; and

             (e) In the event of any conflict between the reporting requirements set forth in this Agreement and those required by the Reporting Package or the Approved Annual Business Plan, the Reporting Package or Approved Annual Business Plan, as applicable, shall control. Owner may, upon not less than sixty (60) days' notice to Manager, make changes in or additions to the Reporting Package.

     4.3 MONTHLY STATEMENTS. On or before the fifteenth (15th) day of each month, Manager shall provide Owner with a monthly statement setting forth the information required by EXHIBIT H (as well as any additional information that may be required by the Reporting Package or the Approved Annual Business Plan) (the "MONTHLY STATEMENT").

     4.4 SUPPORTING DOCUMENTATION. As additional support to the Monthly Statements, Manager will, at Owner's request, provide copies of the following:

             (a) A current leasing summary and detailed leasing activity report;

             (b) An occupancy/leasing recap, including occupancy by unit type, actual versus budget occupancy, and economic occupancy;

             (c)    Detailed cash receipts and disbursements journals;

             (d)    General ledgers;

             (e)    Invoices for capital expenditures and nonrecurring items;

             (f)    Journal entries;

             (g)    Paid bills;

             (h)    Detailed trial balance (if available);

             (i) Supporting documentation for payroll, payroll taxes and employee benefits;

             (j)    Supporting schedules for balance sheet accounts;

             (k)    A review and analysis of all recovery income accruals;

             (l)    All bank statements and reconciliations;

             (m) An aged accounts receivable listing and detailed allowance for doubtful accounts, with an explanation of all significant delinquencies and status of collection efforts and recommendations for write-off or reserves where appropriate;

             (n)    An accounts payable listing;

             (o)    A rent roll; and

             (p) A summary of any comparable projects within the competitive market in which the Property is located for which Manager or any Affiliate of Manager provides leasing or management services or in which Manager or any Affiliate of Manager has a direct or indirect legal, economic or beneficial interest, except for those projects (if any) set forth on EXHIBIT G.

     4.5 ANNUAL FINANCIAL REPORTS. Manager shall cooperate with Owner's accountants in the preparation of financial statements and any related management letters or similar reporting or regulatory requirements applicable to Owner. Such financial statements and management letters are to be issued within sixty (60) days after the end of each calendar year or on such other schedule as Owner may reasonably require. At Owner's request and expense, Manager will engage an independent third party firm to audit the annual records and prepare partnership tax returns.

     4.6 TRANSFER OF FUNDS. On or before the fifth (5th) day of every month, Manager will remit to Owner all cash balances derived from the rents or otherwise arising from the ownership, use or operation of the Property or the provision of services at the Property, after deducting (a) an amount agreed to by Owner for the Property's working capital, and (b) known expenditures that will be paid between that date and the fifteenth (15th) day of the same month, provided that the same are consistent with the approved Operating Budget. The amount so remitted will be delivered to Owner, independent of required financial reports, in the most expeditious manner possible as directed by Owner. The schedule for the transfer of funds and the balance permitted to remain in the Operating Account may be changed from time to time by written instructions from Owner. At Owner's option, the final monthly remittance will be net of the Management Fee.

     4.7 OWNER'S PROPERTY. All books, records, computer disks containing Property information, invoices and other documents received and/or maintained by Manager pursuant to this Agreement are and will remain the property of Owner, and shall be made available to Owner at any time with reasonable notice. Manager may retain a copy of such information but it shall be kept confidential.

     4.8 BOOKS AND RECORDS. Manager shall maintain separate and accurate books, records, files and accounts for the Property (collectively, the "BOOKS AND RECORDS") in a good and orderly fashion. The Books and Records shall be the exclusive property of Owner, shall be kept at the Property or at Manager's Notice Address (or such other location as Owner may approve) and shall include the following:

             (a) Tenant files, including executed leases, lease abstracts, lease amendments, original insurance certificates, correspondence, and current rent rolls;

             (b)    Maintenance and repair files;

             (c)    Accounting books and records and supporting documentation;

             (d) Construction files, competitive bid records, including site plans, as-built drawings, tenant space plans, construction specifications, and capital improvements schedules and information;

             (e) Operation files, including HVAC maintenance schedules, warranties, and operation manuals;

             (f) Service contracts, including cleaning, maintenance, landscaping, snow removal, trash removal, etc.;

             (g) Permits and licenses ( including certificates of occupancy for all tenant spaces);

             (h)    Copies of insurance policies or certificates; and

             (i) Such other information relating to the Property as Owner requests from time to time.

                        ARTICLE 5. OWNER'S RIGHT TO AUDIT

     5.1 RIGHT TO AUDIT. Owner will at all times and without notification have the right to conduct audits and examinations of, and to make copies of, the Books and Records, no matter where such Books and Records are located. Such right may be exercised through any agent or employee of Owner, or any certified public accountant designated by Owner. Owner will also have the right to perform any and all additional audit tests relating to Manager's activities either at the Property or at any office of the Manager. Should Owner discover either weaknesses in internal control or errors in record keeping, Manager will correct such discrepancies promptly upon Owner's request and will inform Owner, in writing, of the action taken to correct such audit discrepancies. All audits conducted by Owner will be at the sole expense of Owner.

                            ARTICLE 6. BANK ACCOUNTS

     6.1 OPERATING ACCOUNT. Manager will deposit all rents and other funds collected from the operation of the Property in an interest-bearing account established for the Property (the "OPERATING ACCOUNT") in a financial institution approved by Owner. Any such rents and other funds received by Manager on or before 2:00 p.m. on a Business Day shall be deposited on that same day. Any such rents or other funds received after 2:00 p.m. or on a day that is not a

Business Day shall be deposited on the next Business Day. Such account shall be in the name of the Owner and shall have such withdrawal restrictions as Owner's may require. Owner will be given written notice of the account number and location of the Operating Account. In accordance with ARTICLE 7, Manager will pay out of the Operating Account the operating expenses of the Property and any other payments relating to the Property required or permitted by the terms of this Agreement or set forth in the Approved Annual Business Plan. If more than one account is required to operate the Property, each account will have a distinct name.

     6.2 SECURITY DEPOSIT ACCOUNT. If required by Owner or law, tenant security deposits will be deposited by Manager in a separate interest-bearing account established in the name of Owner and at a financial institution approved by Owner. Except to the extent prohibited by law or tenants' leases, all interest earned on this account will be distributed to Owner on a monthly basis as specified by SECTION 4.6. Manager agrees to handle all tenant security deposits in accordance with all applicable laws and regulations and in compliance with the leases of the Property.

     6.3 CHANGE OF BANKS. Owner may direct Manager to change any depository bank or depository arrangement. Except with the prior written approval of Owner, Manager shall not change any depository bank or arrangement or other banking relationship or procedure.

     6.4 ACCESS TO ACCOUNT. Owner will have access to any and all funds in the accounts described in SECTIONS 6.1 and 6.2. Manager's authority to draw against such accounts may be terminated at any time by Owner without notice to Manager. No borrowing authority shall be permitted on any accounts established on behalf of Owner. All funds in such accounts shall be the exclusive property of Owner. Only such personnel specifically designated by Manager and approved by Owner shall have access to such accounts. All of Manager's personnel who have access to such accounts shall be bonded and insured to the benefit of Owner against theft or fraud. No accounts maintained pursuant to this Agreement shall contain funds from any source other than the Property, and no such accounts shall be commingled with the funds of Manager or any other person.

                         ARTICLE 7. PAYMENT OF EXPENSES

     7.1 COSTS ELIGIBLE FOR PAYMENT FROM OPERATING ACCOUNT. Subject to the limitations of ARTICLE 2 (including SECTIONS 2.9 (b) AND 2.13), SECTION 7.2 and the Approved Annual Business Plan, and except as otherwise directed by Owner, the following expenses, to the extent incurred in accordance with this Agreement and the Approved Annual Business Plan, shall be paid by Manager directly from the Operating Account:

             (a) Third-party debt service, payments due under any ground lease, real estate taxes, personal property taxes, betterment assessments and similar governmental charges properly due with respect to the Property;

             (b)    Costs of insurance maintained in accordance with
     SECTION 3.1;

             (c) Costs to correct any violation of any Legal Requirements or Insurance

     Requirements;

             (d) Actual costs of making all repairs, decorations and alterations and performing all maintenance and preventive maintenance with respect to the Property;

             (e) Cost of collection of delinquent rentals collected through a collection agency which has been approved by Owner;

             (f) Reasonable legal fees and expenses of attorneys incurred in the ordinary course of business in collecting delinquent receivables;

             (g)    Cost of capital expenditures;

             (h) Leasing commissions and consultant fees payable to third parties approved by Owner;

             (i) Amounts due under Service Contracts and cost of utilities (other than costs for which any tenant is directly responsible to the utility company);

             (j)    Cost of advertising approved by Owner;

             (k) Cost of printed forms and supplies required for use at the Property;

             (l)    Cost of printed checks for each account required by Owner;

             (m) Cost of salary and wages (but not bonus payments, incentive compensation or other additional payments unless approved by Owner), payroll taxes, insurance, worker's compensation and other benefits, all only as specifically set forth on the approved Reimbursable Employee Expense Schedule, but only to the extent that such costs relate to the period of such employees' employment in connection with the Property;

             (n)    The Management Fee; and

             (o)    Any other expenses included in the Approved Annual Business
     Plan.

     7.2 NON-REIMBURSABLE COSTS. Notwithstanding anything to the contrary in this Agreement, the following expenses or costs incurred by or on behalf of Manager in connection with the Property will be at the sole cost and expense of Manager and will not be reimbursed by Owner from the Operating Account or otherwise, and Manager will indemnify and hold harmless the Owner Related Entities from all liability for the same:

             (a) Cost of salary and wages, payroll taxes, insurance, worker's compensation and other benefits of Manager's management, accounting and office personnel not reimbursable under SECTION 7.1(m);

             (b) General accounting and reporting services which are within the scope of

     Manager's responsibilities to Owner under this Agreement;

             (c) Cost of forms, papers, ledgers and other supplies, equipment, copying and telephone of any kind used in Manager's office at any location other than the Property;

             (d) Cost of electronic data processing equipment, or any pro rata charge therefor, whether or not located at the Property, or for data processing provided by computer service companies;

             (e)    Political or charitable contributions;

             (f) Cost of advances made to employees and cost of travel by Manager's employees or agents to and from the Property;

             (g) Costs attributable to negligence, misconduct or fraud on the part of Manager, Manager's associates or Manager's employees or agents, or arising from Manager's breach under this Agreement, including theft of assets by Manager's employees, contractors or other agents; penalties or loss of discount due to delay in payment of bills or invoices; overpayment or duplicate payment of invoices arising from either fraud or error; overpayment of labor costs arising from either fraud or error; a sum equal to the value of any form of payment from purveyors of goods or services to any of Manager's employees, contractors or agents arising from the purchase of goods or services relating to the Property; and unauthorized use of facilities by Manager's employees, contractors or agents;

             (h) Cost of comprehensive crime insurance or fidelity bonds purchased by Manager for its own account;

             (i)    Training expenses except for on-site employees;

             (j) Employment and employment agency fees except for on-site employees;

             (k) Advertising expenses of Manager not directly related to the Property; and

             (l) Dues of Manager or any of its employees in professional organizations or the cost of any of Manager's employees participating in industry conventions, meetings or other functions.

                      ARTICLE 8. INSUFFICIENT GROSS INCOME

     8.1 PRIORITIES. Manager shall promptly notify Owner if at any time the gross income from the Property is or is expected to be insufficient to pay the bills, charges and liabilities which may be incurred with respect to the Property. In such event, unless Owner otherwise notifies Manager in writing, expenses will be paid out of the Operating Account in the following order of priority:

             (a) FIRST: third-party debt service payments, ground lease payments, real estate taxes, personal property taxes, betterment assessments and any other charges and liabilities which could become a lien against or result in a forfeiture of the Property;

             (b) SECOND: cost of salary and wages, payroll taxes, insurance, worker's compensation and other benefits of Manager's management, accounting and office personnel reimbursable under SECTION 7.1(m) as specifically set forth on the approved Reimbursable Employee Expense Schedule;

             (c) THIRD: insurance premiums due in connection with insurance maintained in accordance with SECTION 3.1;

             (d)    FOURTH: bills and charges for utilities;

             (e) FIFTH: other bills and charges of third parties, and any and all claims and demands of third parties and liabilities to third parties relating to the Property or the operation thereof which Owner in its discretion determines to pay from the Operating Account;

             (f) SIXTH: bills and charges, if any, incurred by Manager for Manager's services provided to Owner exclusive of the Management Fee and any other fees due to Manager hereunder (if any); and

             (g) SEVENTH: the Management Fee and other fees due Manager hereunder (if any).

     8.2 STATEMENT OF UNPAID ITEMS. Each month, after Manager has paid, to the extent of available gross income, all bills and charges based upon the ordered priorities set forth in SECTION 8.1, Manager will submit to Owner an accounts payable listing that sets forth all remaining unpaid bills and their due dates.

     8.3 SEGREGATION OF ACCOUNTS. If, pursuant to this Agreement, Manager will manage more than one property, Manager will segregate the income and expenses of each property so that, unless Owner directs Manager otherwise in writing, gross income from each property will be applied only to the bills and charges from such property.

     8.4 CASH FLOW FORECASTING. Manager will prepare a detailed cash flow analysis sufficient to provide Owner with a forecast of account deficits. Such forecasts will be updated monthly, or more frequently as dictated by field conditions or as directed by Owner.

     8.5 MANAGER NOT OBLIGATED TO FUND. In no event shall Manager have any obligation to advance any of its own funds in connection with the performance of its obligations hereunder unless expressly so provided herein. Unless Owner otherwise agrees in writing, Owner shall not be responsible for any interest on funds advanced by Manager on Owner's behalf.

                    ARTICLE 9. SALE OR FINANCING OF PROPERTY

     9.1 COOPERATION WITH BROKER. If Owner executes a listing agreement or other brokerage agreement with a broker (other than Manager) or an agreement directly with a principal for the sale or financing of the Property, or any other agreement relating to the transfer of ownership of the Property, Manager will cooperate with such broker or principal to the end that the respective activities of Manager and such broker or principal will be carried on without friction and without interference with tenants and occupants. In connection with any such sale, financing, or other transfer, Manager will:

             (a)    (intentionally omitted);

             (b) use all reasonable efforts to research and confirm the accuracy of any representations and warranties regarding the Property that are made by Owner;

             (c) execute such consents, assignments, manager estoppels, and other documents as Owner may reasonably request;

             (d)    provide such other services as Owner may reasonably require;
     and

             (e) permit the broker to show the Property (and any principal to view same) during reasonable business hours.

     9.2 NO SALES/BROKERAGE COMMISSIONS. Manager hereby acknowledges and agrees that, unless it has been engaged by Owner pursuant to a separate written agreement signed by Owner, Manager has not been engaged hereunder to represent Owner in connection with any current or future sale, financing or other transfer of the Property and has no authority to represent Owner in connection therewith or right to any fee, commission or other form of compensation in connection with sales, financings, or other transfers, provided Manager, as part of its services hereunder, agrees to cooperate with Owner in consummating such activities as set forth in SECTION 9.1.

                             ARTICLE 10. COOPERATION

     10.1 COOPERATION. Should any claims, demands, suits or other legal proceedings be made or instituted by any person against or affecting Owner which arise out of any of the matters relating to this Agreement or otherwise, Manager shall notify Owner promptly and in no event more than five (5) business days after becoming aware of same and Manager shall give Owner all pertinent information possessed by Manager and reasonable assistance in the defense or other disposition thereof.

                            ARTICLE 11. COMPENSATION

     11.1 COMPENSATION. Owner shall pay Manager, and Manager shall accept as full compensation for Manager's service in managing the Property in accordance with this Agreement, the Management Fee. Manager will have no right to receive a Management Fee after the expiration or earlier termination of this Agreement except for fees earned through the termination date based on Rents received by or on behalf of Owner before such expiration or earlier termination. Final payment to Manager shall not be due until a Final Accounting as set forth in SECTION 12.3 is delivered in a form reasonably acceptable to Owner and Manager's obligations under SECTION 12.4 are satisfied. The Management Fee for any partial month shall be prorated based upon the number of days in such month.

     "RENTS" for the purpose of the Management Fee computation will consist of all amounts actually received in cash for the benefit of Owner from rental of space in the Property or provision of services to tenants of the Property, including vending machine collections and other forms of miscellaneous income relating to the leasing of the Property, except that Rents shall NOT include:

     (1) Security deposits (unless such deposits have been applied as rental income upon termination of a lease), utility deposits or other refundable sums;

     (2) Funds received from tenants as reimbursement for utility expenses paid by Owner;

     (3) Rents paid in advance (including additional rent payments such as real estate taxes and common area maintenance charges) until the month in which such payments are applied as rental;

     (4)     Any interest or investment income;

     (5) Any proceeds from a financing, refinancing, sale, exchange or condemnation of all or any portion of the Property or any other real or personal property associated therewith;

     (6) The proceeds of any insurance, including rental loss or business interruption insurance, and any other amounts paid to Owner on account of fire or other casualty;

     (7)     Capital contributions or loans made to Owner;

     (8) Any trade discounts and/or rebates received in connection with the operation and maintenance of the Property or purchase of personal property associated therewith; and

     (9) Any amounts received by or on behalf of Owner before the Commencement Date.

     Rents shall be adjusted from time to time to reflect any amounts received as income from tenants which are subsequently reimbursed or credited to tenants due to adjustments, and the Management Fee collected on account of such amounts shall be adjusted accordingly. Subject to SECTION 8.1, Manager will pay the Management Fee monthly from the Operating Account. The

Management Fee for each month will be paid no earlier than the fifteenth (15th) day of such month. If sufficient funds are not available in the Operating Account with thirty (30) days of when the monthly Management Fee is due, Manager shall invoice Owner for payment.

                             ARTICLE 12. TERMINATION

     12.1    TERMINATION. The term of this Agreement will be for a period of one
(1) year and will be renewed automatically for successive periods of one (1) year each, unless written notice of non-renewal is given by Owner to Manager at least thirty (30) days prior to the end of the then-existing term, or by Manager to Owner at least sixty (60) days prior to the end of the then-existing term. Notwithstanding the foregoing, and in addition to the provisions of SECTION 12.2, Owner may terminate this Agreement: (a) for cause, immediately upon notice at any time, or (b) after the first year of the term of this Agreement, without cause, by giving Manager at least thirty (30) days' prior notice in writing; provided, however, that if Owner terminates pursuant to this SECTION 12.1(b) and Owner enters into a property management agreement for the Property with an entity owned and/or controlled by an affiliate of Investor within ninety (90) days of such termination, then Owner shall at such time pay a termination fee to Manager in the amount of $275,000. Manager shall have the right to terminate this Agreement: (i) upon thirty (30) days written notice to Owner in the event that an affiliate of Owner terminates its property management agreement with Manager for Bay Pointe Apartments or Spicewood Springs Apartments in Jacksonville, Florida; or (ii) after the first year of the term of this Agreement, without cause, by giving Owner at least ninety (90) days' prior notice in writing.

     12.2    TERMINATION WITHOUT NOTICE.

             (a) Without limitation of Owner's rights under SECTION 12.1, upon the occurrence of any one or more of the following events, at the sole election of Owner and without further notice to Manager, this Agreement will be deemed terminated: (i) dissolution or termination of the legal existence of Manager, whether by merger, consolidation or otherwise; (ii) termination or suspension of Manager's real estate brokerage license, if such license is required as a condition to the performance of Manager's duties hereunder; (iii) death or incapacity of Manager, if an individual;
     (iv) death or incapacity of any individual general partner of Manager, if a partnership; (v) cessation on Manager's part to do business; (vi) failure of Manager to deal properly with and account for Owner's funds; or (vii) the filing of proceedings by or against Manager or any general partner or parent corporation of Manager for bankruptcy, insolvency, reorganization or other relief of debtors, or any assignment for the benefit of the creditors of Manager, unless such proceedings are involuntary and are dismissed or discharged within sixty (60) days.

             (b) Without limiting Owner's rights under SECTION 12.1 or SUBSECTION (a) above, at Owner's sole election and without further notice to Manager, this Agreement shall terminate upon the occurrence of the following events with respect to the Property: (i) the sale or conveyance of the Property, whether by foreclosure, sale by deed-in-lieu of foreclosure, the assignment of Owner's ownership interest to any purchaser, lender or its designee, or otherwise; (ii) condemnation of the Property or such substantial portion of the Property that Owner determines that the remainder cannot be operated in a commercially reasonable manner; or (iii) the destruction of all of the improvements comprising such Property or such a substantial portion thereof that Owner determines that the remainder thereof cannot continue to be operated in a commercially reasonable manner, and Owner determines in its sole discretion not to rebuild the Property.

     12.3 FINAL ACCOUNTING. Upon termination of this Agreement, Manager will deliver to Owner the following with respect to the Property ("Final Accounting"):

             (a) A final accounting, reflecting the balance of income and expenses of the Property as of the date of termination or withdrawal, to be delivered within thirty (30) days after such termination;

             (b) Any balance of any monies of Owner, prepaid rent or tenant security deposits, or both, held by Manager with respect to the Property, to be delivered immediately upon such termination; and

             (c) The Books and Records and all other records, contracts, leases, tenant correspondence, files, receipts for deposits, unpaid bills and other papers, documents or computer disks or information which pertain in any way to the Property, to be delivered immediately upon such termination.

     12.4 OBLIGATION TO VACATE: ORDERLY TRANSITION. Upon termination of this Agreement, Manager promptly will vacate any office space provided by Owner for the location of Manager's personnel, and will restore any such office space to the same condition that it was in at the time such space was first provided to Manager, or to such better condition as may have existed at any time during the term of this Agreement, reasonable wear and tear excepted. Upon termination of this Agreement, Manager will cooperate in all respects in order to effect an orderly transition of the management functions to a new manager. Manager's obligations under SECTION 12.3 and this SECTION 12.4 will survive termination of this Agreement.

                     ARTICLE 13. SUBSIDIARIES AND AFFILIATES

     13.1 SUBSIDIARIES AND AFFILIATES. Manager has set forth on EXHIBIT F hereto all Affiliates of Manager which may compete in the state in which the Property is located as at the date of this Agreement. Manager will promptly notify Owner of any changes or additions to the information set forth on EXHIBIT
F. Any contract or lease of any kind whatsoever between Manager and any Affiliate of Manager with respect to the Property will be subject to the prior written approval of Owner, which approval may be withheld at Owner's sole discretion.

                               ARTICLE 14. NOTICES

     14.1    NOTICES.

             (a) All notices given hereunder shall be in writing and shall be delivered by hand, by nationally recognized overnight express delivery service (all charges prepaid) for next day delivery or by U.S. registered or certified mail, return receipt requested (all postage prepaid), addressed to Owner or Manager at Owner's Notice Address or Manager's Notice Address, respectively.

             (b) Any notice or other communication sent or provided above shall be deemed given (i) on the date of delivery, if by hand or (ii) on the date mailed, if sent by overnight express delivery service or U.S. registered or certified mail. Such notice shall be deemed received on the date of receipt by the addressee or the date receipt would have been effectuated if delivery were not refused. Each party hereto may designate a new Notice Address by written notice to the other parties in accordance with this SECTION 14.1. The inability to deliver a notice because of a change of address of which proper notice was not given shall be deemed a refusal of such notice.

                ARTICLE 15. CERTAIN REPRESENTATIONS AND COVENANTS

     15.1 MANAGER REPRESENTATIONS. Manager hereby represents and warrants to Owner as follows:

             (a) Manager has all licenses, permits, authorizations and approvals necessary to allow it to enter into this Agreement and perform its duties hereunder;

             (b) Neither Manager nor, to the best of Manager's knowledge, after reasonable inquiry, any of its employees, has been convicted of robbery, extortion, embezzlement, fraud, grand larceny, burglary, arson, a felony drug offense, murder, rape, kidnapping, perjury, assault with intent to kill, a violation of the Employee Retirement Income Security Act of 1974 or any other felonies; and

             (c) Except as disclosed on EXHIBIT G, neither Manager nor any Affiliate of Manager is engaged in connection with or has an interest in, directly or indirectly, whether as an owner, ground lessee, ground lessor, manager, leasing agent, partner, shareholder, beneficiary, trustee, option holder, lender or otherwise, any property that is: (i) multi-family residential apartments; and (ii) located within a one-quarter (1/4) mile radius of the Property (a "COMPETING PROPERTY"). EXHIBIT G accurately sets forth the nature of the interest of Manager or any Affiliate of Manager in any Competing Property. Notwithstanding the foregoing, Manager shall provide Owner with a list, which list shall be updated by Manager from time to time in the event of any changes, of any property which Manager or any Affiliate of Manager is engaged in connection with or has an interest in, directly or indirectly, whether as an owner, ground lessee, ground lessor, manager, leasing agent, partner, shareholder, beneficiary, trustee, option holder, lender or otherwise, that is: (i) multi-family residential apartments; and (ii) located within a five mile radius of the Property ("MANAGER'S OTHER PROPERTIES"). Attached as EXHIBIT G-1 is a list of Manager's Other Properties as of the date hereof.

     15.2 NON-COMPETITION. Except for those properties (if any) set forth on EXHIBIT G, Manager agrees that, during the term of this Agreement, neither Manager nor any Affiliate of Manager shall be engaged or interested, directly or indirectly, whether as an owner, ground lessee, ground lessor, manager, leasing agent, partner, shareholder, beneficiary, trustee, option holder, lender or otherwise, in any Competing Property. Manager acknowledges and agrees that the foregoing covenant: (a) is a necessary and reasonable protection of Owner's interest in the Property; (b) will not prevent Manager from earning a livelihood; and (c) may be enforced by injunction.

                            ARTICLE 16. MISCELLANEOUS

     16.1 WORD MEANINGS. Words such as "herein," "hereinafter," "hereof" and "hereunder" when used in reference to this Agreement, refer to this Agreement as a whole and not merely to a subdivision in which such words appear, unless the context otherwise requires. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires. The word "including" shall not be restrictive and shall be interpreted as if followed by the words "without limitation."

     16.2 ASSIGNMENT. Without Owner's prior consent, which Owner may withhold in its absolute discretion, Manager shall not transfer, assign, subcontract or delegate its duties under this Agreement, and any attempted transfer, assignment, subcontract or delegation without such consent shall be of no force or effect. The services of Manager hereunder are personal in nature.

     16.3 BINDING PROVISIONS. Subject to SECTION 16.2, the covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the heirs, legal representatives, successors and assigns of the respective parties hereto.

     16.4 APPLICABLE LAW. The interpretation, construction and enforceability of this Agreement shall be governed in all respects by the laws of the state in which the Property is located without regard to any choice of law principles. Any legal proceedings arising out of any of the transactions or obligations contemplated by this Agreement may be brought in the state courts of The Commonwealth of Massachusetts or the United States District Court for the District of Massachusetts. The parties hereto irrevocably and unconditionally:
(a) submit to the jurisdiction of such courts and agree to take any and all future action necessary to submit to such jurisdiction; (b) waive any objection which they may now or hereafter have to the venue of any suit, action or proceeding brought in such courts; and (c) waive any claim that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum.

     16.5 SEPARABILITY OF PROVISIONS. The parties hereto intend and believe that each provision in this Agreement comports with all applicable local, state and federal laws and judicial decisions. If any provision in this Agreement is, however, found by a court of law to be in violation of any applicable local, state, or federal law, statute, ordinance, administrative or judicial decision, or public policy, or if in any other respect such a court declares any such provision to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that, consistent with and with a view towards preserving the economic and legal arrangements among the parties hereto as expressed in this Agreement, such provision shall be given force and effect to the fullest possible extent, and that the remainder of this Agreement shall be construed as if such illegal, invalid, unlawful, void, or unenforceable provision were not contained herein, and that the rights, obligations, and interests of the parties under the remainder of this Agreement shall continue in full force and effect. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

     16.6 SECTION TITLES. Section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

     16.7 FURTHER ASSURANCES. Manager and Owner shall execute and deliver such further instruments and do such further acts and things as may reasonably be required to carry out the intent and purposes of this Agreement.

     16.8 ENTIRE AGREEMENT. This Agreement and the Schedules and Exhibits attached hereto constitute the entire agreement between the parties hereto with respect to the transactions contemplated herein, and supersede all prior understandings or agreements between the parties. All Exhibits and Schedules are incorporated herein by reference and constitute a part of this Agreement.

     16.9 WAIVER. The failure by any party hereto to insist upon or to enforce any of its rights shall not constitute a waiver thereof, and nothing shall constitute a waiver of such party's right to insist upon strict compliance with the provisions hereof. No delay in exercising any right, power or remedy created hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by any such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver by any party hereto to any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof. Each party hereto may waive the benefit of any provision or condition for its benefit contained in this Agreement, but only if such waiver is evidenced by a writing signed by such party.

     16.10 AGREEMENT IN COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be considered an original and all shall constitute one and the same Agreement, binding upon all of the parties hereto, notwithstanding that all of the parties may not be signatories to the same counterpart.

     16.11 ATTORNEYS' FEES. In the event of a judicial or administrative proceeding or action by one party against the other party with respect to the interpretation or enforcement of this Agreement, the prevailing party shall be entitled to recover reasonable costs and expenses including, without limitation, reasonable attorneys' fees and expenses, whether at the investigative, pretrial, trial or appellate level, and whether in any arbitration or bankruptcy proceeding. The prevailing party shall be determined based upon an assessment of which party's major arguments or positions prevailed.

     16.12 TIME PERIODS. In the event the time for performance of any obligation hereunder expires on a day other than a Business Day, the time for performance shall be extended to the next day which is a Business Day.

     16.13 MODIFICATION OF AGREEMENT. No modification of this Agreement shall be deemed effective unless in writing and signed by all of the parties hereto.

     16.14   TIME OF THE ESSENCE. Time is of the essence of this Agreement.

     16.15 CONSTRUCTION OF AGREEMENT. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties. No provision of this Agreement shall run to the benefit of or be enforceable by any party other than the parties hereto and their permitted successors or assigns.

     16.16 CONSENT AND APPROVALS. Owner's consents or approvals may be given only in writing and only by representatives of Owner from time to time designated in writing by Owner.

     16.17 USE OF OWNER'S NAME PROHIBITED. Without Owner's prior approval, which Owner may withhold in its absolute discretion, Manager will not use the name of Owner or any Owner Related Entity, or any derivation thereof, in any manner whatsoever.

     16.18 EXCULPATION. Manager, and all persons claiming by, through or under Manager, shall look solely to Owner's interest in the Property for the satisfaction of any claim now existing or hereafter arising or accruing against the Owner, and in no event shall (a) Owner be liable for any deficiency or (b) any other Owner Related Entity ever have any liability hereunder.

     16.19 CONFIDENTIALITY. Manager and its employees and agents agree to keep all information related to the Property and Owner confidential, except to the extent necessary to carry out Manager's obligations under this Agreement or as may be required by law.

     16.20 NO JOINT VENTURE. Nothing in this Agreement or in the performance of any obligations hereunder shall be deemed to create any partnership, joint venture or similar relationship between Owner and Manager.

                     [Remainder of page intentionally blank]

     Executed as an instrument under seal as of the day and year first written above.


                            OWNER:

                            BC-BAINBRIDGE TIMUQUANA LLC, a Delaware
                            limited liability company

                            By: BC-Bainbridge LLC, a Delaware limited liability company, its Manager

                                 By:  Bainbridge Jacksonville LLC, a Florida
                                      limited liability company, its Manager


                                       By:  /s/ Richard A. Schechter
                                            ------------------------------------
                                            Richard A. Schechter, its Manager


                            MANAGER:

                            BAINBRIDGE MANAGEMENT JACKSONVILLE LLC,
                            a Florida limited liability company


                            By:   /s/ Richard A. Schechter
                                  ------------------------------------
                                  Richard A. Schechter, its Manager

                       PART III - MANAGER AS LEASING AGENT

     Owner and Manager further agree as follows, with the terms of this PART III being deemed to supersede any inconsistent terms contained in PART II:

     1. Owner hereby retains Manager as Owner's exclusive leasing agent in connection with the Property. Manager represents and warrants to Owner that Manager has all licenses and similar qualifications necessary to the performance of its leasing services hereunder.

     2. The names of the individuals who shall have primary responsibility for Manager's leasing services hereunder are set forth on the schedule hereto entitled "LEASING AGENT" (the "LEASING AGENTS").

     3. In addition to its duties under PART II of this Agreement, Manager shall use its best efforts to lease space at the Property to desirable tenants at the highest possible net effective rents and otherwise in accordance with the Approved Annual Business Plan. Manager shall perform its leasing responsibilities hereunder in accordance with the standards and practices of prudent and qualified leasing agents that act as leasing agents for properties similar to the Property on behalf of institutional owners or investors. Without limiting the generality of the foregoing, Manager's responsibilities as leasing agent shall include the following: (a) subject to the provisions of the Approved Annual Business Plan or as otherwise approved by Owner, Manager shall, at Owner's expense, conduct such advertising, marketing and promotion of the Property as is necessary for the successful leasing of the Property; (b) Manager shall diligently investigate and pursue all prospective tenants and shall conduct such canvassing and other solicitations as are necessary in connection with the leasing of the Property; (c) Manager shall participate, at the direction of Owner, in lease negotiations; and (d) Manager shall investigate the creditworthiness and desirability of all proposed tenants and shall prepare a lease and tenant credit analysis for each proposed lease.

     4. Manager shall always give priority to the leasing of space at the Property that is at least equal to the priority given by Manager to any property listed on EXHIBIT G or any other Competing Property. Manager shall under no circumstances induce tenants of the Property to move to space at any property listed on EXHIBIT G or any other Competing Property.

     5. Notwithstanding anything to the contrary in this Agreement, unless otherwise approved by Owner: (a) Manager shall not negotiate with any prospective tenant for the lease of space at the Property at a net effective rent below that provided for in the Approved Annual Business Plan; (b) all leases of space at the Property shall be on a standard form of lease approved by Owner; and (d) all leases shall be consistent with the Approved Annual Business Plan.

     6. Other than the Management Fee, Manager shall not receive any compensation for its leasing services.

     7. If Owner is contacted directly by any prospective tenant of the Property, Owner shall refer such tenant to Manager.

                            OWNER:

                            BC-BAINBRIDGE TIMUQUANA LLC, a Delaware
                            limited liability company

                            By: BC-Bainbridge LLC, a Delaware limited liability company, its Manager

                                 By:  Bainbridge Jacksonville LLC, a Florida
                                      limited liability company, its Manager


                                      By: /s/ Richard A. Schechter
                                          -----------------------------
                                          Richard A. Schechter, its Manager


                            MANAGER:

                            BAINBRIDGE MANAGEMENT JACKSONVILLE LLC,
                            a Florida limited liability company


                            By:  /s/ Richard A. Schechter
                                 -------------------------------
                                 Richard A. Schechter, its Manager

                                    EXHIBIT A

                                REPORTING PACKAGE

                                        A

                                    EXHIBIT B

                    EXECUTIVE PERSONNEL AND BUILDING MANAGER

                                        B

                                    EXHIBIT C

                     REIMBURSABLE EMPLOYEE EXPENSE SCHEDULE

                                        C

                                    EXHIBIT D

                              ANNUAL BUSINESS PLAN

                                        D

                                    EXHIBIT E

                            LIST OF SERVICE CONTRACTS

                                        E

                                    EXHIBIT F

                              AFFILIATES OF MANAGER

                                        F

                                    EXHIBIT G

               COMPETING PROPERTY IN WHICH MANAGER HAS AN INTEREST

                                        G

                                   EXHIBIT G-1

                           MANAGER'S OTHER PROPERTIES

                                    EXHIBIT H

                               MONTHLY STATEMENTS

The following documentation will be furnished to the Owner within ten (10) days after the end of the calendar month in a format acceptable to Owner:

Transmittal letter which highlights key operational, leasing and financial matters including comments on the financial and physical condition of the Property. Included in the letter should be a brief discussion of any income or expense line item with a negative variance for the month of greater than 5%.

Balance sheet prepared on an accrual basis reflecting the operating results of the Property.

Income and expense statements prepared on an accrual basis reflecting the operating results of the Property. Statement should contain actual and budget current month and cumulative year-to-date figures along with a variance column.

Current rent roll for the Property. Rent roll should include tenant name, suite/apartment number, vacant suites, security deposits, prepaid rent, lease expiration and other information specified by Owner.

A status report on capital improvements, tenant improvements and lease commissions including an analysis of expenditures to date, costs to complete and expected completion date.

A calculation of the Property Management Fee.

A cash flow statement reconciling from net income to net cash flow on a monthly and year-to-date basis and a statement showing the calculation of the monthly transfer of funds to the Owner pursuant to Section 4.6 of the Property Management Agreement.

If the Property has commercial or retail tenants, include a calculation of lease commissions paid during the month.

If the Property includes retail users, include a report of tenant sales and percentage rent with a comparison against last year.

                                        H